Filed Pursuant to Rule 424(b)(7)

Registration No. 333-277788

PROSPECTUS SUPPLEMENT

(To prospectus dated March 8, 2024)

ARKO CORP.

3,417,915 SHARES OF COMMON STOCK

This prospectus supplement relates to the offer and sale by the selling stockholder identified herein of an aggregate of 3,417,915 shares of common stock, $0.0001 par value per share, of ARKO Corp (“common stock”). We issued these shares on March 1, 2024 in a private transaction in connection with our acquisition of certain assets from Transit Energy Group, LLC, a Delaware limited liability company (the “selling stockholder”), and certain of the selling stockholder’s affiliated entities pursuant to an asset purchase agreement, dated as of September 9, 2022, entered into by and among certain of our subsidiaries, the selling stockholder and the other parties thereto. We have filed this prospectus supplement with the Securities and Exchange Commission (the “SEC”) in connection with certain registration rights that we have granted the selling stockholder.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ARKO.” On March 7, 2024, the last reported sale price for our common stock on Nasdaq was $6.43 per share.

The selling stockholder identified in this prospectus supplement or its successors, including its permitted transferees, pledgees or donees or their successors, may offer the shares from time to time through public or private transactions at fixed prices, market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. The shares may be offered by the selling stockholder to or through broker-dealers or other agents, directly to investors, or through any other manner permitted by law, on a continued or delayed basis. The timing, manner and amount of any sale are within the sole discretion of the selling stockholder. See “Plan of Distribution” beginning on page S-4 of this prospectus supplement. We will not receive any proceeds from the sale of these shares by the selling stockholder.

Investing in our securities involves risks. Before buying any offered securities, you should carefully consider the risk factors contained in this prospectus supplement under the heading “Risk Factors” on page S-3 of this prospectus supplement and in the “Risk Factors” section of the documents incorporated by reference in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is March 8, 2024.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering prepared by us or on our behalf or otherwise authorized by us. We have not, and the selling stockholder has not, authorized anyone to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by or on behalf of the Company or any selling stockholder. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus supplement to the “Registrant,” “ARKO,” “we,” “us,” and “our” refer to ARKO Corp., a Delaware corporation, and its subsidiaries, unless the context requires otherwise.

S-ii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference for a more complete understanding of this offering of common stock. Please read “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 for information regarding risks you should consider before investing in our common stock.

The Company

Based in Richmond, VA, we are a leading independent convenience store operator and, as of December 31, 2023, we were the sixth largest convenience store chain in the United States (“U.S.”) ranked by store count, operating 1,543 retail convenience stores. As of December 31, 2023, we operated the stores under more than 25 regional store brands, including 1-Stop, Admiral, Apple Market®, BreadBox, Corner Mart, Dixie Mart, ExpressStop, E-Z Mart®, fas mart®, fastmarket®, Flash Market, Handy Mart, Jetz, Jiffi Stop®, Jiffy Stop, Li’l Cricket, Market Express, Next Door Store®, Pride, Roadrunner Markets, Rose Mart, Rstore, Scotchman®, shore stop®, Speedy’s, Town Star, Uncle’s, Village Pantry® and Young’s. As of December 31, 2023, we also supplied fuel to 1,825 dealers and operated 298 cardlock locations (unstaffed fueling locations). We are well diversified geographically and, as of December 31, 2023, operated in the District of Columbia and more than 30 states in the Mid-Atlantic, Midwestern, Northeastern, Southeastern and Southwestern U.S.

Our primary business is the operation of convenience stores, and we generate a significant portion of our revenue from the retail sale of products and the fuel at our stores. Consequently, our retail stores generate a large proportion of our profitability. We intentionally focus our marketing and merchandising initiatives at our retail stores to offer our customers an assortment of products with an attractive value proposition. Our retail offering includes a wide array of cold and hot foodservice, beverages, cigarettes and other tobacco products, candy, salty snacks, grocery, beer and general merchandise. We have foodservice offerings at approximately 1,260 stores, which include hot and fresh grab-n-go foods, deli, fried chicken, bakery, pizza, roller grill items and other prepared foods. In 2024, we launched an extensive new pizza program that offers private label pizza, at an attractive value of $4.99 for enrolled loyalty members, which is currently offered at more than 1,000 stores as take-and-bake from the freezer, and currently available at approximately 225 of those stores also as fresh and hot pizza either whole or by the slice. We supplement our foodservice offering with approximately 150 quick service major national brand restaurants. Relevant and delicious food offerings are a key strategic priority for us, and we expect to maintain a high degree of focus on frozen grab-and-go and enhanced hot food capabilities. Additionally, we provide a number of traditional convenience store services that generate income, including lottery, prepaid products, gift cards, money orders, ATMs, gaming, and other ancillary product and service offerings. We also generate revenues from car washes at approximately 95 of our locations.

Enrolled members in our fas REWARDS® loyalty program increased by approximately 171,000 new enrolled members in the fourth quarter of 2023, representing a year over year increase of 170% from the fourth quarter of 2022. Currently, we have approximately 2.0 million enrolled members in our program. During the second and third quarters of 2023, following the launch of our updated fas REWARDS app in the first quarter of 2023, 491,000 new members enrolled, and we attribute this robust growth in part to execution of a special $10 enrollment campaign that lasted from mid-May 2023 through September 2023. Our fas REWARDS® loyalty program is available in the majority of our stores and offers enrolled loyalty members in store exclusive promotional pricing, in-app member only HOT deals not available in stores, as well as the ability to earn points that can be redeemed for either fuel or merchandise savings. Other in-app features include order and delivery, age verified offers on tobacco and alcohol, and a store locator with current gas prices at GPM stores nearby to members.

Our fas REWARDS® loyalty program with approximately 2.0 million enrolled members is available in the majority of our stores and offers exclusive savings on merchandise and gas to our enrolled members.

ARKO Corp. was incorporated under the laws of Delaware on August 26, 2020 for the purpose of facilitating the business combination of Haymaker Acquisition Corp. II, a Delaware corporation, and ARKO Holdings Ltd., a company organized under the laws of the State of Israel. We own, indirectly, 100% of GPM Investments, LLC, a Delaware limited liability company that was formed on June 12, 2002, which we refer to as GPM, and which is our primary operating entity. Our principal executive office is located at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227-1150, and our telephone number is (804) 730-1568.

Our website address on the Internet is www.arkocorp.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof.

The Offering

Shares of Common Stock Offered	Up to 3,417,915 shares of our common stock, par value $0.0001 per share.

Use of Proceeds	We will not receive any proceeds from this offering. Please read “Use of Proceeds.”

Exchange Listing	Our common stock is listed on Nasdaq under the symbol “ARKO.”

Risk Factors	There are risks associated with this offering and our business. You should consider carefully the risk factors on page S-3 of this prospectus supplement and the other risks identified in the documents incorporated by reference herein before making a decision to purchase common stock in this offering.

RISK FACTORS

An investment in our securities involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023 and the other documents incorporated herein by reference. You should carefully consider the risks described in those reports and the other information in this prospectus supplement and accompanying prospectus before you decide to buy our shares. The value of our shares of common stock could decline due to any of these risks, and you could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from any selling stockholder’s sale of the shares of common stock offered under this prospectus supplement and the accompanying prospectus.

SELLING STOCKHOLDER

On March 1, 2023 (the “Closing Date”), GPM Investments, LLC, a Delaware limited liability company (“GPM”) and a subsidiary of ours, and certain of GPM’s subsidiaries (such subsidiaries, together with GPM, “Buyer”), consummated the acquisition of certain assets of the selling stockholder and certain of its affiliated entities (together with the selling stockholder, “Seller”) pursuant to an asset purchase agreement entered into by and between Buyer and Seller on September 9, 2022, as amended (the “Purchase Agreement”). The Purchase Agreement provides that on each of the first two anniversaries of the Closing Date, Buyer must pay Seller an amount equal to $25.0 million (each an “Installment Payment”), which Buyer may elect to pay in either cash or, subject to the satisfaction of certain conditions, shares of common stock (the “Installment Shares”). The Installment Shares were offered and to be sold (if issued) in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to a registration rights agreement entered into by and between us and the selling stockholder on March 1, 2023 (the “Registration Rights Agreement”), we have agreed to register the resale of the Installment Shares, if any, by the selling stockholder. In satisfaction of the first Installment Payment, we issued 3,417,915 Installment Shares to the selling stockholder on March 1, 2024, and such Installment Shares are offered for resale by the selling stockholder hereby.

The selling stockholder does not currently hold, and the selling stockholder has not held within the past three years, any position or office with us or any of our predecessors or affiliates, nor does the selling stockholder currently have, or had within the past three years, any other material relationship with us or any of our predecessors or affiliates, except for the relationships resulting from the Purchase Agreement and the Registration Rights Agreement.

The following table sets forth information with respect to selling stockholder’s beneficial ownership of our common stock as of March 7, 2024, prior to and after giving effect to this offering. The information contained in the table below in respect of the selling stockholder has been obtained from the selling stockholder and has not been independently verified by us. The information set forth in the following table regarding the selling stockholder’s beneficial ownership of common stock after the resale of the shares of common stock offered hereby is based upon the assumption that the selling stockholder will sell all of the shares of common stock owned by the selling stockholder and covered by this prospectus supplement and the accompanying prospectus. The registration of the shares of common stock covered by this prospectus supplement does not necessarily mean that any of the shares will be offered or sold by the selling stockholder. The timing and amount of any sale is within the selling stockholder’s sole discretion. See “Plan of Distribution” contained elsewhere in this prospectus supplement.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Shares Beneficially Owned Prior to the Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
Transit Energy Group, LLC(2)	3,417,915	2.85%	3,417,915	—	*

*	Less than one percent
(1)	Percentage ownership calculation is based on 119,999,262 shares of common stock outstanding as of March 7, 2024.
(2)

These securities are held of record by Transit Energy Group, LLC. ECP ControlCo, LLC (“ECP ControlCo”) is the managing member of Energy Capital Partners III, LLC (“ECP III LLC”), which is the general partner of Energy Capital Partners GP III, LP (“ECP GP III”), which is the general partner of each of Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B (Diversified Fuel IP), LP and Energy Capital Partners III-C (Diversified Fuel IP), LP (collectively, the “ECP III Funds”). The ECP Funds are the members of Transit Energy Group Holdings, LLC, which is the sole member of Transit Energy Group, LLC. As such, each of foregoing entities may be deemed to beneficially own the shares held of record by Transit Energy Group, LLC. Douglas Kimmelman, Andrew Singer, Peter Labbat, Tyler Reeder and Rahman D’Argenio are the managing members of ECP ControlCo and share the power to vote and dispose of the securities beneficially owned by ECP Control Co. Each such individual disclaims beneficial ownership of the shares beneficially owned by ECP ControlCo. The address for each person and entity named in this footnote is 40 Beechwood Road, Summit, NJ 07901.

PLAN OF DISTRIBUTION

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each and any sale of shares of common stock. The selling stockholder and any of its pledgees, donees, transferees or other successors-in-interest may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby directly to investors, through one or more broker-dealers or agents, or through any other manner permitted by law, on a continuous or delayed basis. The selling stockholder will be responsible for commissions charged by any such broker-dealers or agents. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to prevailing market prices, at varying prices determined at the time of sale, at negotiated prices or at prices determined by any other method permitted by law. The offering price of the common stock from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our common stock on Nasdaq or any other exchange or market. The selling stockholder may use any one or more of the following methods when selling shares:

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged may attempt to sell the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•

through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in privately negotiated transactions other than exchange or quotation service transactions;

•

short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	hedging transactions, including, but not limited to:

•

transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares of common stock held by the selling stockholder to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares of common stock, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through distribution to the security holders of the selling stockholder;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Additionally, the selling stockholder may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus supplement, provided it meets the criteria and conforms to the requirements of those provisions.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder may be deemed to be a statutory underwriter under the Securities Act and thus would be subject to the prospectus-delivery and liability provisions of the Securities Act. In addition, to the extent required by the Securities Act and the rules and regulations thereunder, any broker-dealers or agents who act in connection with the sale of the shares of common stock hereunder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and profit on any resale of such shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. To the extent required by the Securities Act and the rules and regulations thereunder, such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholder effects such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). To the extent required by the Securities Act and the rules and regulations thereunder, any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with sales of the shares of common stock covered by this prospectus or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholder may also sell shares short and, if such short sale shall take place after the date that the registration statement of which this prospectus forms a part is declared effective by the SEC, the selling stockholder may deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholder have been advised that they may not use shares registered on this registration statement to cover short sales of our common shares made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholder may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners, shareholders or other security holders pursuant to the registration statement of which this prospectus is a part by delivering this prospectus supplement and the accompanying prospectus. To the extent that such members, partners, shareholders or other security holders are not affiliates of ours, such members, partners, shareholders or other security holders would thereby receive freely tradeable shares of common stock pursuant to the distribution through the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

We are not aware of any plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of common stock by the selling stockholder.

We will pay all expenses incident to the filing of this prospectus supplement and the registration statement of which this prospectus supplement forms a part. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus supplement and the accompanying prospectus form a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses. We have agreed to use our reasonable best efforts to keep the registration of the shares of common stock offered hereby effective until the earliest of the date on which (i) such shares have been disposed of pursuant to the registration statement of which this prospectus supplement forms a part, (ii) such shares have been disposed of (whether by sale, transfer or otherwise) by the selling stockholder (excluding transfers or assignments to its Permitted Transferees (as defined in the Registration Rights Agreement)), (iii) such shares have been repurchased by us or any of our direct or indirect subsidiaries, or (iv) such shares may be sold by the selling stockholder without manner of sale, volume, current public information or other restrictions pursuant to Rule 144 under the Securities Act.

Additionally, we have agreed to indemnify the selling stockholder, and the selling stockholder, has agreed to indemnify us, against certain liabilities related to the offer and sale of the common stock by the selling stockholder, including liabilities arising under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Greenberg Traurig, LLP.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024;

(b) our Current Report on Form 8-K filed with the SEC on January  3, 2024;

(c) our Definitive Proxy Statement on Schedule 14A filed on April  27, 2023 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December  31, 2022); and

(d) our Registration Statement on Form 8-A filed with the SEC on December 22, 2020, in which there is described the terms, rights and provisions applicable to the shares of the common stock, including any amendment or report filed for the purpose of updating such description, including the description of the common stock filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 25, 2021.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the date on which all securities to which this prospectus supplement relates have been sold or this offering is otherwise terminated, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

ARKO Corp.

8565 Magellan Parkway

Suite 400

Richmond, Virginia

(804) 730-1568

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made (or incorporated by reference) in this prospectus supplement to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.arkocorp.com. The information contained on, or accessible through, our website is not incorporated into this prospectus supplement or accompanying prospectus and does not form a part hereof or thereof.

PROSPECTUS

ARKO Corp.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

ARKO Corp. (“ARKO,” “we,” “us,” “our” or the “Company”) may from time to time, offer to sell, in one or more offerings, common stock, preferred stock, debt securities, warrants or units as described in this prospectus. Each time we offer any securities pursuant to this prospectus, we will provide specific information about the offering and the specific terms, amounts and offering prices of the securities being offered in one or more prospectus supplements, which may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. We urge you to carefully read this prospectus, the applicable prospectus supplement, any applicable offering materials and any documents we incorporate by reference before you make your investment decision.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common stock and our publicly-traded warrants are listed on the Nasdaq Capital Market under the symbols “ARKO” and “ARKOW,” respectively.

Investing in our securities involves risks. Before buying any offered securities, you should carefully consider the risk factors contained in this prospectus under the heading “Risk Factors,” beginning on page 3 of this prospectus and in the “Risk Factors” section of the documents incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 8, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time. The types of securities that we may offer and sell from time to time pursuant to the prospectus are: common stock; preferred stock; debt securities; warrants; and units, in each case up to an indeterminate total dollar amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with only a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities offered. You should read this prospectus and the applicable prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in the “Where You Can Find More Information” section found on page 17. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus or any prospectus supplement will supersede the information in this prospectus or such prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, the applicable supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 16.

You should rely on only the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “Registrant,” “ARKO,” “we,” “us,” and “our” refer to ARKO Corp. and its subsidiaries unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 17 of this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and in documents incorporated by reference in this prospectus are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995 (“PSLRA”), Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements about our expectations, beliefs or intentions regarding our product development efforts, business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in “Item 1A-Risk Factors” of our annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus. We do not undertake any obligation to update forward-looking statements, except to the extent required by applicable law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance.

Risks and uncertainties, the occurrence of which could adversely affect our business, include the following:

•	changes in economic conditions and consumer confidence in the United States;

•	our ability to make acquisitions on economically acceptable terms;

•	our ability to successfully integrate acquired operations or otherwise realize the expected benefits from our acquisitions;

•	our ability to successfully implement our growth strategies;

•	significant changes in the current consumption of, and related regulations and litigation related to, cigarettes and other tobacco products;

•	changes in the wholesale prices of motor fuel;

•	significant changes in demand for fuel-based modes of transportation;

•	the highly competitive fragmented industry in which we operate, characterized by many similar competing products and services;

•	negative events or developments associated with branded motor fuel suppliers;

•	we depend on several principal suppliers for our fuel purchases and two principal suppliers for merchandise;

•	a portion of our revenue is generated under fuel supply agreements with dealers that must be renegotiated or replaced periodically;

•

the retail sale, distribution, transportation and storage of motor fuels is subject to environmental protection and operational safety laws and regulations that may expose us or our customers to significant costs and liabilities;

•	failure to comply with applicable laws and regulations;

•	the loss of key senior management personnel or the failure to recruit or retain qualified personnel;

•	unfavorable weather conditions;

•	payment-related risks that may result in higher operating costs or the inability to process payments;

•	significant disruptions of information technology systems, breaches of data security or compromised data;

•	evolving laws, regulations, standards, and contractual obligations related to data privacy and security regulations, and our actual or perceived failure to comply with such obligations;

•	our failure to adequately secure, maintain, and enforce our intellectual property rights and third-party claims of infringement upon their intellectual property rights;

•	our dependence on third-party transportation providers for the transportation of most of our motor fuel;

•	our operations present risks which may not be fully covered by insurance;

•	our variable rate debt;

•	the agreements governing our indebtedness contain various restrictions and financial covenants;

•	the majority of our common stock is held by a limited number of stockholders and management and their interests may conflict with yours;

•	our corporate structure includes Israeli subsidiaries that may have adverse tax consequences and expose us to additional tax liabilities;

•	we may not be able to maintain an effective system of internal control over financial reporting and we may not be able to accurately report our financial results or prevent fraud;

•	the market price and trading volume of our common stock may be volatile and could decline significantly; and

•	sales of a substantial number of shares of our common stock in the public market could cause the prices of our common stock to decline.

Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved, and all such forward-looking statements are expressly qualified in their entirety by the factors above, as well as those contained in the “Risk Factors” sections of the reports we file with the SEC.

THE COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, each applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 16 of this prospectus for information about us and our financial condition and results of operation.

Based in Richmond, VA, we are a leading independent convenience store operator and, as of December 31, 2023, we were the sixth largest convenience store chain in the United States (“U.S.”) ranked by store count, operating 1,543 retail convenience stores. As of December 31, 2023, we operated the stores under more than 25 regional store brands, including 1-Stop, Admiral, Apple Market®, BreadBox, Corner Mart, Dixie Mart, ExpressStop, E-Z Mart®, fas mart®, fastmarket®, Flash Market, Handy Mart, Jetz, Jiffi Stop®, Jiffy Stop, Li’l Cricket, Market Express, Next Door Store®, Pride, Roadrunner Markets, Rose Mart, Rstore, Scotchman®, shore stop®, Speedy’s, Town Star, Uncle’s, Village Pantry® and Young’s. As of December 31, 2023, we also supplied fuel to 1,825 dealers and operated 298 cardlock locations (unstaffed fueling locations). We are well diversified geographically and, as of December 31, 2023, operated in the District of Columbia and more than 30 states in the Mid-Atlantic, Midwestern, Northeastern, Southeastern and Southwestern U.S.

Our primary business is the operation of convenience stores, and we generate a significant portion of our revenue from the retail sale of products and the fuel at our stores. Consequently, our retail stores generate a large proportion of our profitability. We intentionally focus our marketing and merchandising initiatives at our retail stores to offer our customers an assortment of products with an attractive value proposition. Our retail offering includes a wide array of cold and hot foodservice, beverages, cigarettes and other tobacco products, candy, salty snacks, grocery, beer and general merchandise. We have foodservice offerings at approximately 1,260 stores, which include hot and fresh grab-n-go foods, deli, fried chicken, bakery, pizza, roller grill items and other prepared foods. In 2024, we launched an extensive new pizza program that offers private label pizza, at an attractive value of $4.99 for enrolled loyalty members, which is currently offered at more than 1,000 stores as take-and-bake from the freezer, and currently available at approximately 225 of those stores also as fresh and hot pizza either whole or by the slice. We supplement our foodservice offering with approximately 150 quick service major national brand restaurants. Relevant and delicious food offerings are a key strategic priority for us, and we expect to maintain a high degree of focus on frozen grab-and-go and enhanced hot food capabilities. Additionally, we provide a number of traditional convenience store services that generate income, including lottery, prepaid products, gift cards, money orders, ATMs, gaming, and other ancillary product and service offerings. We also generate revenues from car washes at approximately 95 of our locations.

Our fas REWARDS® loyalty program with approximately 2.0 million enrolled members is available in the majority of our stores and offers exclusive savings on merchandise and gas to our enrolled members.

We also derive revenue from the wholesale distribution of fuel and the sale of fuel at cardlock locations, and we earn commissions from the sales of fuel using proprietary fuel cards that provide customers access to a nationwide network of fueling sites. We believe these revenues result in stable, ratable cash flows which, together with free cash flow from our retail segment, can be deployed to pursue accretive acquisitions and investments in our retail stores. The wholesale segment adds significant fuel volumes to our robust retail fuel sales, which we believe enhances our purchasing power for our entire platform, including our retail segment, and improves our competitiveness as an acquirer of choice.

ARKO Corp. was incorporated under the laws of Delaware on August 26, 2020 for the purpose of facilitating the business combination of Haymaker Acquisition Corp. II, a Delaware corporation, and ARKO Holdings Ltd., a company organized under the laws of the State of Israel. We own, indirectly, 100% of GPM Investments, LLC, a Delaware limited liability company that was formed on June 12, 2002, which we refer to as GPM, and which is our primary operating entity. Our principal executive office is located at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227-1150, and our telephone number is (804) 730-1568.

Our website address on the Internet is www.arkocorp.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof.

USE OF PROCEEDS

The price or prices to the public of our securities and any net proceeds we expect to receive from the sale of such securities will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any proceeds we receive from the sale of the securities to which the prospectus relates will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds we receive and may invest the net proceeds temporarily until we use them for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The following summarizes certain material terms and provisions of our common stock and our preferred stock. It does not purport to be complete, however, and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation (as amended, the “Amended and Restated Certificate of Incorporation”) and our Bylaws (the “Bylaws”), which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the General Corporation Law of the State of Delaware (the “DGCL”).

Overview - Authorized and Outstanding Shares

As of March 7, 2024, under our Amended and Restated Certificate of Incorporation, we had the authority to issue:

•	400,000,000 shares are designated as common stock, par value $0.0001 per share (“common stock”); and

•	5,000,000 shares are designated as preferred stock, par value $0.0001 per share.

As of March 7, 2024, we had 119,999,262 shares of common stock issued and outstanding and 1,000,000 shares of our Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”) issued and outstanding.

The following descriptions set forth certain general terms and provisions of our common stock and preferred stock to which a prospectus supplement may relate. The particular terms of the shares of common stock and preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable prospectus supplement. If so indicated in the applicable prospectus supplement, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our Amended and Restated Certificate of Incorporation and Bylaws.

Voting Rights

The holders of shares of common stock are entitled to one vote per share in connection with the election of directors and all other matters submitted to a vote of stockholders.

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, and no holder of any series of preferred stock shall be entitled to any voting powers in respect thereof, except that the holders of Series A Preferred Stock shall be given notice by the Company of any meeting of stockholders or action to be taken by written consent in lieu of a meeting of stockholders as to which the holders of common stock are given notice at the same time as provided in, and in accordance with, the Bylaws; provided that notwithstanding any such notice, except as required by applicable law or as set forth in our Amended and Restated Certificate of Incorporation, the holders of Series A Preferred Stock shall not be entitled to vote on any matter presented to the holders of common stock for their action or consideration unless and until the holders of a majority of the outstanding shares of Series A Preferred Stock provide written notification to the Company that such holders are electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and thereby render the Series A Preferred Stock voting capital stock of the Company, after which, until such time, if at all, as the holders of at least a majority of the outstanding shares of Series A Preferred Stock provide further written notice to the Company that they elect to deactivate the voting rights attributable to the Series A Preferred Stock, the holders of Series A Preferred Stock and the holders of common stock shall vote as a single class on an as-converted basis, with each holder of common stock entitled to one vote per share of common stock then held and each holder of Series A Preferred Stock entitled to the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred Stock held by such holder would be converted as of the record date, without giving effect to any limitations on conversion by such holder set forth in our Amended and Restated Certificate of Incorporation.

Dividend Rights

Subject to any preferential dividend rights of holders of any then outstanding shares of our preferred stock and the Amended and Restated Certificate of Incorporation, the holders of shares of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors (the “Board”) in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, after payments to creditors and subject to any preferential liquidation, dissolution or winding up rights of holders of any then outstanding shares of our preferred stock, the holders of shares of common stock are entitled to share ratably in all of our remaining assets and funds available for distribution to holders of shares of common stock.

Other Matters

Holders of shares of the common stock do not have any preemptive, subscription, redemption or conversion rights, and there are no sinking fund provisions with respect to our common stock. All of the shares of common stock currently issued and outstanding are fully-paid and nonassessable.

No Cumulative Voting

Section 214 of the DGCL provides that the certificate of incorporation of any corporation may provide stockholders with the right to cumulate votes in the election of directors. The Amended and Restated Certificate of Incorporation does not provide for cumulative voting of shares of the common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ARKO.”

Amended and Restated Certificate of Incorporation and Amended and Bylaws

Certain provisions of the Amended and Restated Certificate of Incorporation, the Bylaws and the DGCL, which are summarized below, could have the effect of making it more difficult to change the composition of the Board or for any person or entity to acquire control of the Company.

Delaware Anti-Takeover Law

We are a Delaware corporation subject to Section 203 of the DGCL. Under Section 203, certain “business combinations” between a Delaware corporation whose stock is listed on a national securities exchange or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•	the corporation has elected in its certificate of incorporation not to be governed by Section 203;

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before the date of the business combination or the date such stockholder became an interested stockholder, as applicable;

•

upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the “voting stock” (as defined in Section 203) of the corporation outstanding at the commencement of the transaction excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•

the business combination is approved by the board of directors and by the stockholders (acting at a meeting and not by written consent) by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not “owned” (as defined in Section 203) by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock, or other transaction resulting in a financial benefit to the interested stockholder. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Special Meetings of Stockholders

Our Amended and Restated Certificate of Incorporation provides that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairman of the board. Our Bylaws provide that special meetings of our stockholders may be called only by (i) a majority vote of our Board, (ii) our Chief Executive Officer or (iii) our Chairman of the Board. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act of, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of such stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Amended and

Restated Certificate of Incorporation or our Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Our Amended and Restated Certificate of Incorporation also requires that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States situated in the State of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act. Additionally, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provision.

The exclusive forum selection provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Indemnification

Our Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of our officers and directors to the fullest extent allowed by applicable law. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any debt securities, preferred stock, warrants or units issued by us that may be offered and sold pursuant to this prospectus. The terms of the offering of any such securities, including the initial offering price and the net proceeds to us, will be contained in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Selling security holders named in any supplement to this prospectus (the “selling security holders”) may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement. Selling security holders are persons or entities that, directly or indirectly, have acquired or from time to time acquire, our securities. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of securities beneficially owned by each such selling security holder that are covered by such prospectus supplement and certain other information applicable to an offer and sale by such selling security holder(s) pursuant to this prospectus and the applicable prospectus supplement.

PLAN OF DISTRIBUTION

General

We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the name or names of any selling security holders;

•	the purchase price of the securities or other consideration therefor, and the proceeds, we will receive from the sale, if any;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The consolidated financial statements of ARKO Corp. and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024;

•	our Current Report on Form 8-K filed with the SEC on January 3, 2024;

•

our Definitive Proxy Statement on Schedule 14A filed on April 27, 2023 (solely to the extent incorporated by reference into Part  III of our Annual Report on Form 10-K for the year ended December 31, 2022); and

•

our Registration Statement on Form 8-A filed with the SEC on December 22, 2020, in which there is described the terms, rights and provisions applicable to the shares of the Company’s common stock, including any amendment or report filed for the purpose of updating such description, including the description of the common stock filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 25, 2021.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

ARKO Corp.

8565 Magellan Parkway

Suite 400

Richmond, Virginia

(804) 730-1568

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.arkocorp.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof.